UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2016

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.....Entry into a Material Definitive Agreement.
On January 26, 2016, Masimo Corporation (the “Company”) entered into a Third Amendment to Lease (the “Third Amendment”) with The Irvine Company LLC (“Landlord”), which amends the Lease, by and between the Company and Landlord, dated as of June 22, 2012 (the “Original Lease”), as amended by (i) the First Amendment to Lease, dated as of May 29, 2013 (the “First Amendment”), and (ii) the Second Amendment to Lease, dated as of November 5, 2014 (the “Second Amendment” and, the Original Lease, as so amended by the First Amendment, the Second Amendment and the Third Amendment, the “Amended Lease”), for space in a building located at 9600 Jeronimo Road, Irvine, California (the “Prior Premises”).
Pursuant to the terms of the Amended Lease, the Company’s lease of the Prior Premises will be terminated in exchange for the Company’s leasing of approximately 70,722 square feet of space in a building located at 15776 Laguna Canyon Road, Irvine, California (the “New Premises”). The Third Amendment also extends the term of the Original Lease to the end of the month in which the ten-year anniversary of the date of commencement (the “Commencement Date”) of the lease for the New Premises occurs (the “Lease Term”). Monthly base rent payments for the New Premises under the Amended Lease will range from $67,186 to $99,718 over the Lease Term and the Company made a security deposit with Landlord in the amount of approximately $110,000 upon the execution of the Third Amendment. In addition, the Company will be responsible for certain costs under the Amended Lease, including certain operating, electricity and utility expenses. The Commencement Date will occur following the completion of certain improvements to the New Premises, and the Company currently expects the Commencement Date to be on or before November 10, 2016.
Under the terms of the Amended Lease, the Company has the right to extend the Lease Term for a period of five years, subject to certain conditions (the “Extension”), at a monthly base rent to be agreed upon by the Company and Landlord or, in the event that the Company and Landlord are not able to agree on a monthly base rent for the Extension, at the fair market rental rate for the five-year renewal of the New Premises, as may be determined by an appraiser under certain circumstances.
The Amended Lease contains customary default provisions allowing Landlord to terminate the Amended Lease if the Company fails to cure certain breaches of its obligations under the Amended Lease within a specified period of time. In addition, the Company will be obligated to indemnify Landlord for certain claims, damages and losses arising from the Company’s use or occupancy of the New Premises.
The foregoing description of certain terms contained in the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the copies of the Original Lease, the First Amendment, the Second Amendment and the Third Amendment that will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016.

Item 2.03.....Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: February 1, 2016	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)